Exhibit 99.1

Rotech Healthcare Inc.

Philip L. Carter

President & Chief Executive Officer

Steven Alsene

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

ROTECH HEALTHCARE INC., RECEIVES NASDAQ NOTICE

REGARDING CAPITAL MARKET LISTING DEFICIENCY

ORLANDO, FL – March 14, 2008 - Rotech Healthcare Inc., (NASDAQ: ROHI) (the “Company”) announced that it has received a Nasdaq Staff Deficiency letter indicating that the Company has failed to comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years for continued listing on the Nasdaq Capital Market.

In its letter, the Nasdaq Staff states it is reviewing the Company’s eligibility for continued listing on the Nasdaq Capital Market. The Company has until March 25, 2008 to provide the Nasdaq Staff with the Company’s specific plan to achieve and sustain compliance with all the Nasdaq Capital Market listing requirements, including the timeframe for completion of the plan. If, after conclusion of the review, the Nasdaq Staff determines that the Company’s plan does not adequately address the deficiencies noted, the Nasdaq Staff will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal the Nasdaq Staff’s determination to a Nasdaq Listing Qualifications Panel. The Company is in the process of responding to the Nasdaq Staff’s letter.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 500 operating centers, located principally in non-urban markets. The Company’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid, including, without limitation, the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the uncertainties relating to inhalation drug reimbursement; the collectibility of the Company’s accounts receivable; healthcare reform and the effect of changes in federal and state healthcare regulations generally; whether the Company can prepare a plan to achieve and sustain compliance with all the NASDAQ Capital Market listing requirements; whether any such plan of compliance with the NASDAQ Capital Market listing requirements will be adequate; the Company’s ability to regain compliance with the NASDAQ Capital Market listing requirements generally; whether the Company will be subject to regulatory restrictions or penalties; compliance with various settlement agreements and corporate compliance programs established by the Company; compliance with confidentiality requirements with respect to patient information; and other factors as described in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, beliefs, projections or expectations only as of the date hereof. The Company does not undertake any obligation to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.